Exhibit 99.1

Idera Pharmaceuticals Announces Termination of Merger Agreement with BioCryst Pharmaceuticals

EXTON, PA — July 10, 2018 — Idera Pharmaceuticals, Inc. (NASDAQ: IDRA) announced today that the Agreement and Plan of Merger and Reorganization (the “Merger Agreement”) entered into by and among Idera and BioCryst on January 22, 2018, has been terminated.  The Merger Agreement was terminated following the July 10, 2018 special meeting of BioCryst stockholders at which BioCryst’s stockholders voted against the proposed mergers.  Separately, a majority of Idera’s stockholders voted in favor of the adoption of the Merger Agreement at a special meeting of Idera stockholders, also held on July 10, 2018.

As part of the merger agreement, BioCryst will reimburse Idera $6 million in connection with the termination.

“The Board and shareholders of Idera overwhelmingly supported the proposed merger with BioCryst based on the strategic rationale, operating synergies and opportunity to create a stronger and more diversified rare-disease, focused organization,” stated Vincent Milano, Idera’s Chief Executive Officer. “Our tilsotolimod would have been one of the two centerpiece product opportunities of the combined company.  As we move forward independently, we will remain focused on the development of tilsotolimod in anti-PD-1 refractory melanoma, a significant unmet need, as well as begin to explore the role of tilsotolimod in improving outcomes in patients suffering from additional solid tumor cancers.  While we remain focused on the development of tilsotolimod, if an opportunity arises to further enhance shareholder value and build our company through business development, we will explore it.”

About Idera Pharmaceuticals

Harnessing the approach of the earliest researchers in immunotherapy and Idera’s experience in developing proprietary immunology platforms, Idera’s lead development program is focused on priming the immune system to play a more powerful role in fighting cancer, ultimately increasing the number of people who can benefit from immunotherapy. Idera continues to invest in research and development, and is committed to working with investigators and partners who share the common goal of addressing the unmet needs of patients suffering from rare, life-threatening diseases. To learn more about Idera, visit www.iderapharma.com.

Forward Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements, other than statements of historical fact, included or incorporated in this press release, including statements regarding the Company’s strategy, future operations, collaborations, intellectual property, cash resources, financial position, future revenues, projected costs, prospects, clinical trials, plans, and objectives of management, are forward-looking statements. The words “believes,” “anticipates,” “estimates,” “plans,” “expects,” “intends,” “may,” “could,” “should,” “potential,” “likely,” “projects,” “continue,” “will,” and “would” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. Idera cannot guarantee that it will actually achieve the plans, intentions or expectations disclosed in its forward-looking statements and you should not place undue reliance on the Company’s forward-looking statements. There are a number of important factors that could cause Idera’s actual results to differ materially from those indicated or implied by its forward-looking statements. Factors that may cause such a difference include: whether the Company’s cash resources will be sufficient to fund the Company’s continuing operations and the further development of the Company’s programs for the period anticipated; whether interim results from a clinical trial, such as the preliminary results reported in this release, will be predictive of the final results of the trial; whether results obtained in preclinical studies and clinical trials such as the results described in this release will be indicative of the results that will be generated in future clinical trials, including in clinical trials in different disease indications; whether products based on Idera’s technology will advance into or through the clinical trial process when anticipated or at all or warrant submission for regulatory approval; whether such products will receive approval from the U.S. Food and Drug Administration or equivalent foreign regulatory agencies; whether, if the Company’s products receive approval, they will be successfully distributed and marketed; whether the Company’s collaborations will be successful; and such other important factors as are set forth under the caption “Risk factors” in the Company’s Annual Report filed on Form 10-K for the period ended December 31, 2017 and the Company’s Quarterly Report filed on Form 10-Q for the period ended March 31, 2018. Although Idera may elect to do so at some point in the future, the Company does not assume any obligation to update any forward-looking statements and it disclaims any intention or obligation to update or revise any forward-looking statement, whether as a result of new information, future events or otherwise.

Investor and Media Contact

Robert Doody

Vice President, Investor Relations and Corporate Communications

Office: 617-679-5515

Mobile: 484-639-7235

rdoody@iderapharma.com

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